Exhibit 99
INTERNET AMERICA PUBLISHES COMPANY PROFILE

HOUSTON, TEXAS, September 11, 2007 - Internet America, Inc. (OTCBB: GEEK), a Houston-based provider of Internet access services, today announced that it has published its “Company Profile”, which can be found on Internet America’s website at http://www.InternetAmerica.com in the Investor Relations section.
Internet America’s Company Profile includes discussions about the Company’s business, operating and growth strategies, historical and estimated financial and operating information, industry information and more.
The Company Profile is being published and will be updated by Internet America in continuation of Internet America’s goal to provide more disclosure and transparency to the investment community regarding Internet America’s operations, goals, industry dynamics and conditions. It is Internet America’s intent to continue to be proactive in communicating with investors. Investors and interested parties are encouraged to visit Internet America’s website, http://InternetAmerica.com to access the Company Profile.

Internet America is a leading Internet service provider serving the Texas market. Based in Houston, Internet America offers businesses and individuals a wide array of Internet services including broadband Internet delivered wirelessly and over DSL, dedicated high-speed access, web hosting, and dial-up Internet access. Internet America provides customers a wide range of related value-added services, including Fax2email, online backup and storage solutions, parental control software, and global roaming solutions. Internet America focuses on the speed and quality of its Internet services and its commitment to providing excellent customer care. Additional information on Internet America is available on the Company’s web site at http:/www.internetamerica.com.

This press release may contain forward-looking statements relating to future business expectations. These statements, specifically including management’s beliefs, expectations and goals, are subject to many uncertainties that exist in Internet America’s operations and business environment. Business plans may change, and actual results may differ materially as a result of a number of risk factors. These risks include, without limitation, that (1) we will not be able to increase our rural customer base at a rate that exceeds the loss of metropolitan area customers, (2) we will not improve EBITDA, profitability or product margins, (3) we will not be able to identify and negotiate acquisitions of wireless Internet customers and infrastructure on attractive terms. (4) we may not be able to integrate acquisitions of wireless Internet customers and infrastructure into existing operations to achieve operating efficiencies, (5) needed financing will not be available to us if and as needed, (6) we will not continue to achieve operating efficiencies in existing operations, (7) we will not be competitive with existing or new competitors, (8) we will not keep up with industry pricing or technological developments impacting the Internet, (9) we will be adversely affected by dependence on network infrastructure, telecommunications providers and other vendors, by regulatory changes and by general economic and business conditions; (10) service interruptions or impediments could harm our business; (11) we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter into licensing arrangements on unfavorable terms; (12) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (13) government regulations could force us to change our business practices; (14) we may be unable to continually develop effective business systems, processes and personnel to support our business; (15) we may be unable to hire and retain qualified personnel, including our key executive officers; (16) provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; (17) our stock price has been volatile historically and may continue to be volatile; and (18) some other unforeseen difficulties may occur. This list is intended to identify certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in our other publicly filed reports and documents.